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                                                                 EXHIBIT 16.1

                              [ALMAGOR & CO. LETTERHEAD]


                                   August 27, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  DSP GROUP, INC.

Ladies and Gentlemen:

          We have read Item 4 included in the Form 8-K/A dated August 27, 1998 of DSP Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, as they relate to our engagement as independent auditors of DSP Semiconductors Ltd.




                                        Very truly yours,


                                        /s/ ALMAGOR & CO.
                                        Almagor & Co.
                                        Certified Public Accountants (Israel)

                                        By:  Daniel Vaknin


cc:       Avi Basher, Vice President of Finance,
          Chief Financial Officer and Secretary,
          DSP Group, Inc.